U.S. SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549

                                FORM SB-2
                             AMENDMENT NO. 5
                        FILE NUMBER:  333-111656

        REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              GOLDSTRIKE INC.
                       ---------------------------
          (Exact name of Registrant as specified in its charter)

   NEVADA                  1000                  Applied For
-------------   ---------------------------   ----------------
(State or other    Standard Industrial          IRS Employer
jurisdiction of      Classification             Identification
incorporation or                                Number
organization)

Goldstrike Inc.
Ken Cai, President
1055 West Hastings Street, Suite 1980
Vancouver, British Columbia
Canada                                          V6E 2E9
------------------------------                 ----------
(Name and address of principal                 (Zip Code)
executive offices)

Registrant's telephone number,
including area code:                           (604)688-8002
                                           Fax:(604)688-8030
                                               --------------
Approximate date of commencement of
Proposed sale to the public:               as soon as practicable after
                                           the effective date of this
                                           Registration Statement.

If any of the securities being registered on this Form are to be Offered on a delayed or continuous basis pursuant to Rule 415 Under the Securities Act of
1933, check the following box.                |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                        |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                        |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check
the following.                                |__|

                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------
TITLE OF EACH                   PROPOSED      PROPOSED
CLASS OF                        MAXIMUM       MAXIMUM
SECURITIES                      OFFERING      AGGREGATE    AMOUNT OF
TO BE          AMOUNT TO BE     PRICE PER     OFFERING     REGISTRATION
REGISTERED     REGISTERED       SHARE (1)     PRICE (2)    FEE (2)
-----------------------------------------------------------------------
Common Stock   2,300,000 shares   $0.03       $69,000     $5.58
-----------------------------------------------------------------------

(1) Based on the last sales price on September 18, 2003
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.


          SUBJECT TO COMPLETION, Dated October 5, 2004



Agent for service of process: Val-U-Corp Services Inc.
                              1802 N Carson Street, Suite 212
                              Carson City, Nevada, USA 89701
                              Telephone:  775-887-8853

                                 PROSPECTUS
                               GOLDSTRIKE INC.
                              2,300,000 SHARES
                                COMMON STOCK
                              ----------------
The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.
                              ----------------

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on pages 7 - 11.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.03 per share. We determined this offering price based upon the price of the last sale of our common stock to investors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                              ----------------

           The Date Of This Prospectus Is: October 5, 2004

                              Table Of Contents
                                                                PAGE
Summary .......................................................  5
Risk Factors ..................................................  6
  -  If we do not obtain additional financing, our business
     will fail ................................................  6
  -  Because we have only recently commenced business operations, we face a high risk of business failure ..................  7
  - Because of the speculative nature of exploration of mining properties, there is substantial risk that our business will fail ................................................  7
  - Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business .......................  8
  -  If we identify a mineral deposit on the Goldstrike Property, we will have to raise substantial additional funds to
     determine whether the deposit is commercially viable. If we cannot raise these funds, our business plan will fail.....  8
  -  Even if we discover commercial reserves of precious metals on the Goldstrike Property, we may not be able to
     successfully obtain commercial production ................  8
  -  If we become subject to burdensome government regulation or other legal uncertainties, our business will be
     negatively effected ......................................  8
  -  Because our directors have other business interests,
     they may not be able or willing to devote a sufficient
     amount of time to our business operations, causing our
     business to fail .........................................  8
  -  If a market for our common stock does not develop,
     shareholders may be unable to sell their shares ..........  8
  -  A purchaser is purchasing penny stock which limits the
     sell the ability to stock ................................  8
Use of Proceeds ...............................................  9
Determination of Offering Price ...............................  9
Dilution ......................................................  9
Selling Shareholders ..........................................  9
Plan of Distribution .......................................... 15
Legal Proceedings ............................................. 17
Directors, Executive Officers, Promoters and Control Persons.. 17 Security Ownership of Certain Beneficial Owners and Management 19
Description of Securities ..................................... 20
Interest of Named Experts and Counsel ......................... 21
Disclosure of Commission Position of Indemnification for
Securities Act Liabilities .................................... 21
Organization Within Last Five Years ........................... 22
Description of Business ....................................... 22
Plan of Operations ............................................ 25
Description of Property ....................................... 26
Certain Relationships and Related Transactions ................ 26
Market for Common Equity and Related Stockholder Matters ...... 27
Executive Compensation ........................................ 28
Financial Statements .......................................... 29
Changes in and Disagreements with Accountants ................. 30
Available Information ......................................... 30

                                    -5-
                                     Summary

Prospective investors are urged to read this prospectus in its entirety.

We intend to be in the business of mineral property exploration. To date, we have not conducted any exploration on our sole mineral property: the Goldstrike property located in the Kamloops Mining Division of British Columbia, Canada. We own a 100% interest in the 32 mineral claim units comprising the Goldstrike property. We purchased these claims from Mr. Leopold Lindinger of Kamloops, British Columbia for a cash payment of $3,584 and the issuance of 50,000 shares of our common stock.

Our objective is to conduct mineral exploration activities on the Goldstrike property in order to assess whether it possesses economic reserves of gold and copper. We have not yet identified any economic mineralization on the property. Our proposed exploration program is designed to search for an economic mineral deposit.

We were incorporated on June 6, 2003 under the laws of the state of Nevada. Our principal offices are located at 1055 West Hastings Street, Suite 1980, Vancouver, British Columbia, Canada. Our telephone number is (604) 688-8002.

The Offering:

Securities Being Offered Up to 2,300,000 shares of common stock.


Offering Price               The selling shareholders will sell our
                             shares at $0.03 per share. We determined this offering price based upon the price of the last sale of our common stock to investors.

Terms of the Offering        The selling  shareholders  will  determine when and
                             how they will sell the common stock offered in this prospectus.

Termination of the Offering  The  offering  will  conclude  when  all  of  the
                             2,300,000 shares of common stock have been sold, the shares no longer need to be registered to be sold by operation of Section 144(k) or we decide to terminate the registration of the shares, to a maximum of two years from the effective date of this registration statement.

Securities Issued
And to be Issued             3,300,000 shares of our common stock are issued and
                             outstanding  as of the date of this prospectus. All
                             of the  common  stock  to  be   sold   under   this
                             prospectus  will  be sold by existing shareholders.

Use of Proceeds              We will not receive any proceeds  from the sale of
                             the common  stock by the selling shareholders.


Summary Financial Information

Balance Sheet Data                        June 30, 2004
------------------

Cash                                            $ 4,294
Total Assets                                    $ 9,294
Liabilities                                     $   600
Total Stockholders' Equity                      $ 8,694

Statement of Loss and Deficit

                  Date of Inception on
             June 9, 2003 to June 30, 2004

Revenue                 $      0
Net Loss               ($ 22,856)



                                  Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUT BUSINESS WILL FAIL.

Our current operating funds are less than necessary to complete all intended exploration of the Goldstrike property, and therefore we will need to obtain additional financing in order to complete our business plan. As of October 4, 2004, we had cash in the amount of $8,908. We currently do not have any operations and we have no income.


Our  business  plan  calls  for  significant  expenses  in  connection  with the exploration of the Goldstrike property. While we have sufficient funds to conduct initial exploration on the property, we will require additional financing in order to determine whether the property contains economic mineralization. We will also require additional financing if the costs of the exploration of the Goldstrike property are greater than anticipated.

We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and we can provide no assurance to investors that we will be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including the market price for gold and copper, investor acceptance of our property and general market conditions. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. The only other anticipated alternative for the financing of further exploration would be our sale of a partial interest in the Goldstrike property to a third party in exchange for cash or exploration expenditures, which is not presently contemplated.

BECAUSE WE HAVE ONLY RECENTLY COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We have only recently commenced exploration on the Goldstrike property. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on June 6, 2003 and to date have been involved primarily in organizational activities and the acquisition of our mineral property. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL.

The search for valuable minerals as a business is extremely risky. We can provide investors with no assurance that our mineral claims contain economic mineralization or reserves of gold or copper. Exploration for minerals is a speculative venture necessarily involving substantial risk. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

IF WE IDENTIFY A MINERAL DEPOSIT ON THE GOLDSTRIKE PROPERTY, WE WILL HAVE TO RAISE SUBSTANTIAL ADDITIONAL FUNDS TO DETERMINE WHETHER THE DEPOSIT IS COMMERCIALLY VIABLE. IF WE CANNOT RAISE THESE FUNDS, OUR BUSINESS PLAN WILL FAIL.

If we complete sufficient exploration on the Goldstrike property and are successful in identifying a mineral deposit, the probability of which is low, we must still spend substantial funds on further drilling and engineering studies before we will know if the Goldstrike property possesses a commercially viable mineral deposit, a reserve.

EVEN IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON THE GOLDSTRIKE PROPERTY, WE MAY NOT BE ABLE TO SUCCESSFULLY COMMENCE COMMERCIAL PRODUCTION. AS A RESULT, OUR BUSINESS PLAN WILL FAIL.

The Goldstrike property does not contain any known bodies of mineralization. If our exploration programs are successful in establishing gold and copper of commercial tonnage and grade, we will require additional funds in order to place the property into commercial production. At this time, we cannot assure investors that we will be able to obtain such financing.

IF WE BECOME SUBJECT TO BURDENSOME GOVERNMENT REGULATION OR OTHER LEGAL UNCERTAINTIES, OUR ABILITY TO EXPLORE TO GOLDSTRIKE PROPERTY MAY BE IMPAIRED AND OUR COSTS COULD INCREASE.

There are several governmental regulations that materially restrict mineral property exploration and development. Under British Columbia mining law, to engage in certain types of exploration will require work permits, the posting of bonds, and the performance of remediation work for any physical disturbance to the land. While these current laws do will not affect our current exploration plans, if we proceed to commence drilling operations on the Goldstrike property, we will incur modest regulatory compliance costs.

BECAUSE OUR DIRECTORS  HAVE OTHER  BUSINESS  INTERESTS,  THEY MAY NOT BE ABLE OR
WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our directors, Mr. Ken Cai and Mr. Yenyou Zheng, each only spend approximately 20% of their business time providing services to us. While they presently possess adequate time to attend to our interests, it is possible that the demands on them from his other obligations could increase with the result that they would no longer be able to devote sufficient time to the management of our business.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and we can provide no assurance that a market will develop. We currently plan to apply for listing of our common stock on the NASD over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part. However, we can provide investors with no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK.

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

                                 Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.



                         Determination Of Offering Price

The selling shareholders will sell our shares at $0.03 per share until our shares are quoted on the OTC Bulletin Board. We determined this offering price, based upon the price of the last sale of our common stock to investors.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                              Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 2,300,000 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933 and in connection with our acquisition of the Goldstrike property. The shares include the following:

1. 2,000,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on August 8, 2003;

2. 50,000 shares of our common stock that Mr. Leopold Lindinger acquired from us on June 30, 2003 in connection with our acquisition of the Goldstrike property. This issuances was exempt from registration under Section 4(2) of the Securities Act;

3. 250,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on September 18, 2003;

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

  1.  the number of shares owned by each prior to this offering;
  2.  the total number of shares that are to be offered for each;
  3. the total number of shares that will be owned by each upon completion of the offering; and
  4.  the percentage owned by each upon completion of the offering.




                                    Total Number
                                    Of Shares To    Total Shares  Percentage of
                                    Be Offered For  to Be Owned   Shares owned
Name Of              Shares Owned   Selling         Upon          Upon
Selling              Prior To This  Shareholders    Completion Of Completion of
Stockholder          Offering       Account         This Offering This Offering
--------------------------------------------------------------------------------
Zhipong Cai           162,500        162,500           Nil           Nil
#1200, Kunzun Tower
9 Zhichuan Road
Haidian
Beijing, China

Chuanmei Deng         162,500        162,500           Nil           Nil
18 Main Street
Luotian
Hubei, China

Zhiquan Cai           162,500        162,500           Nil           Nil
2-301, Building 16
Yihai Garden
Fongtai
Beijing, China

Zhibing Cai           162,500        162,500           Nil           Nil
18 Main Street
Luotian
Hubei, China

Fongmei Yu            162,500        162,500           Nil           Nil
18 Main Street
Luotian
Hubei, China

Golden Dragon *        62,500         62,500           Nil           Nil
Capital Inc.
East Asia Chambers
P.O. Box 901
Road Town, Tortola
British Virgin Islands

Sai Bao Li            162,500        162,500           Nil           Nil
1 Nanhu Street
Yueyang
Hunan, China

Hang Pan              162,500        162,500           Nil           Nil
1380 Springer Ave
Burnaby, B.C.
Canada

Tianying Zheng        162,500        162,500           Nil           Nil
2-88 Steet, Xiaohe
Weiyuan
Sichaun, China

                                    -11-

                                    Total Number
                                    Of Shares To    Total Shares  Percentage of
                                    Be Offered For  to Be Owned   Shares owned
Name Of              Shares Owned   Selling         Upon          Upon
Selling              Prior To This  Shareholders    Completion Of Completion of
Stockholder          Offering       Account         This Offering This Offering
--------------------------------------------------------------------------------
Suran Liu             162,500        162,500           Nil           Nil
768 Prior St.
Suite 114
Vancouver, B.C.
Canada

Bing Zhang            162,500        162,500           Nil           Nil
112 Houshan
Heshijiao
Dalian, China

Lianke Zheng          162,500        162,500           Nil           Nil
160 Main Street
Weiyuan
Sichuan, China

Yufong Hu             150,000        150,000           Nil           Nil
160 Main Street
Weiyuan
Sichuan, China

James Ann              10,000         10,000           Nil           Nil
2188 W. 33rd Ave
Vancouver, B.C.
Canada

Ting Wang              10,000         10,000           Nil           Nil
7400 Gilbert Rd.
Suite 13
Richmond, B.C.
Canada

Hai Lin Hu             10,000         10,000           Nil           Nil
4300 Mayberry St.
Suite 802
Burnaby, B.C.
Canada

Jian Cai               10,000         10,000           Nil           Nil
Room 201, Unit 1
Building One A
Hualongyuan
Residential Dist.
Changping
Beijing, China

                                    -12-

                                    Total Number
                                    Of Shares To    Total Shares  Percentage of
                                    Be Offered For  to Be Owned   Shares owned
Name Of              Shares Owned   Selling         Upon          Upon
Selling              Prior To This  Shareholders    Completion Of Completion of
Stockholder          Offering       Account         This Offering This Offering
--------------------------------------------------------------------------------
Bin Huang             10,000          10,000           Nil           Nil
1228 W 39th Ave.
Vancouver, B.C.
Canada

Qiang Li              10,000          10,000           Nil           Nil
1228 W 39th Ave.
Vancouver, B.C.
Canada

Howard X. Song        10,000          10,000           Nil           Nil
1289 W. 41st Ave.
Vancouver, B.C.
Canada

Sabrina Xia Zhang     10,000          10,000           Nil           Nil
5700 Arcadia Rd
Suite 203
Richmond, B.C.
Canada

Jie Yang              10,000          10,000           Nil           Nil
1560 Prince St
Suite 16
Port Moody, B.C.
Canada

Xiuoing Shao          10,000          10,000           Nil           Nil
1635 Blue Jay Place
Coquitlam, B.C.
Canada

Xiaohua Qin           10,000          10,000           Nil            Nil
1199 Castwood St.
Suite 705
Coquitlam, B.C.
Canada

Alexander Chen        10,000          10,000           Nil            Nil
1635 Blue Jay Place
Coquitlam, B.C.
Canada

Jun Ma                10,000          10,000           Nil            Nil
1433 Beach Ave.
Suite 403
Vancouver, B.C.
Canada

                                    -13-

                                    Total Number
                                    Of Shares To    Total Shares  Percentage of
                                    Be Offered For  to Be Owned   Shares owned
Name Of              Shares Owned   Selling         Upon          Upon
Selling              Prior To This  Shareholders    Completion Of Completion of
Stockholder          Offering       Account         This Offering This Offering
--------------------------------------------------------------------------------
Jainwei Hou           10,000         10,000            Nil            Nil
2545 W 18th Ave
Vancouver, B.C.
Canada

Zhenyong Gao          10,000         10,000            Nil            Nil
2545 W 18th Ave
Vancouver, B.C.
Canada

Hongli Zhang          10,000         10,000            Nil            Nil
2290 E. 48th Ave
Vancouver, B.C.
Canada

Lijing Song           10,000         10,000            Nil            Nil
2545 W 18th Ave
Vancouver, B.C.
Canada

Allen Xie             10,000         10,000            Nil            Nil
3888 W 12th Ave
Vancouver, B.C.
Canada

James Zahn            10,000         10,000            Nil            Nil
7433 Government St
Burnaby, B.C.
Canada

Yuezhi Zhao           10,000         10,000            Nil            Nil
549 Yale Road
Port Moody, B.C.
Canada

Lianmin Chen          10,000         10,000            Nil            Nil
6588 South Oaks Cres
Burnaby, B.C.
Canada

Zhe Li                10,000         10,000            Nil            Nil
#6 Building A
Huafong Apartment
Lupukong
Xichen District
Beijing, China


                                    Total Number
                                    Of Shares To    Total Shares  Percentage of
                                    Be Offered For  to Be Owned   Shares owned
Name Of              Shares Owned   Selling         Upon          Upon
Selling              Prior To This  Shareholders    Completion Of Completion of
Stockholder          Offering       Account         This Offering This Offering
--------------------------------------------------------------------------------
Steven Meyer          10,000         10,000            Nil            Nil
3924 W 19th Ave
Vancouver, B.C.
V6S 1E1

William Meyer         10,000         10,000            Nil            Nil
728 Guiltner St
Coquitlam, B.C.
Canada

Marion Meyer          10,000         10,000            Nil            Nil
728 Guiltner St
Coquitlam, B.C.
Canada

Leopold Lindinger     50,000         50,000            Nil            Nil
879 McQueen Drive
Kamloops, B.C.
Canada

* Golden Dragon Capital Inc. is a private company controlled by Mr. Zhiquan Cai.

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 3,300,000 shares of common stock outstanding on the date of this prospectus.

Zhibing Cai, Zhipong Cai and Zhiquan Cai are brothers of Dr. Ken Cai, our president and a director.

Tianying Zheng is a cousin of, and Lianke Zheng is the uncle of Dr. Yenyou Zheng, our secretary, treasurer and a director.

Otherwise, none of the selling shareholders:

    (1) has had a material relationship with us other than as a shareholder at any time within the past three years; or

    (2)  has ever been one of our officers or directors.


                              Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

The  selling  shareholders  will sell our  shares  at $0.03 per share.

We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

We are bearing all costs relating to the registration of the common stock. These are estimated to be $20,000. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

  1. Not engage in any stabilization activities in connection with our common stock;

  2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

  3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

  * contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
  * contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of
  * contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
  * contains a toll-free telephone number for inquiries on disciplinary actions;
  * defines significant terms in the disclosure document or in the * conduct of trading penny stocks; and * contains such other information and is in such form (including * language, type, size, and format) as the Commission shall require * by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

  *  with bid and offer quotations for the penny stock;
  * the compensation of the broker-dealer and its salesperson in the transaction;
  * the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
  * monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

"Blue Sky" Laws

"Blue Sky" refers to state laws that regulate the offer and sale of securities, as well as registration and reporting requirements. These laws vary from state to state. Before a security may be sold in a state, there must be a registration in place to cover the transaction, or an available exemption from registration.

We have not taken any steps to ensure that the selling shareholders may resell their shares in any particular state. Each selling shareholder shall be responsible for determining whether a resale of the shares is exempt from state securities registration requirements or for any filing or disclosure requirements. Selling shareholders may also sell their shares in foreign jurisdictions provided that they comply with securities laws of the jurisdiction in question.

                                Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 1802 N. Carson Street, Suite 212, Carson City, Nevada, 89701.

    Directors, Executive Officers, Promoters And Control Persons

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

Directors:

Name of Director                 Age
-----------------------         -----
Ken Cai                          38
Yenyou Zheng                     45

Executive Officers:

Name of Officer                  Age            Office
---------------------           -----           -------
Ken Cai                          38             President, Chief
                                                Executive Officer,
                                                and a Director

Yenyou Zheng                     45             Secretary, Treasurer,
                                                Principal Accounting
                                                Officer and a Director

Biographical Information

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Dr. Ken Cai has acted as our president, chief executive officer and as a director since our incorporation. He graduated from Queens University with a doctorate in mineral economics in 1996. For the past 16 years, he has been involved in providing business development consulting services in the fields of mineral exploration, reporting company administration and corporate finance through his privately owned British Columbia company, Kaishuang Investment Inc. He does not provide, nor is he technically qualified to provide, advice regarding mineral property exploration programs or matters relating to geology. He currently provides consulting services to Minco Mining & Metals Corp., Dragon Pharmaceuticals Inc. and Tranzcom Security Networks Inc.

Since February 1996, Dr. Cai has acted as President, C.E.O. and a director of Minco Mining & Metals Corporation, a Toronto Stock Exchange listed company involved mineral property exploration in China. Minco Mining & Metals Corporation is a British Columbia, Ontario and SEC reporting company.

Dr. Cai has also acted as a director of Chineseworldnet.com, a United States reporting company from January 12, 2000 to present. This company operates a financial web-based portal that provides up-to-date financial information and management tools in Chinese to its target audience, the Chinese community in North America.

Since December 2001, he has also acted as Chairman of the Board and C.E.O. of Tranzcom Security Networks Inc., a TSX Venture Exchange listed company that conducts business as a security network provider in Beijing, China. The TSX Venture Exchange is a stock exchange with principal offices in Toronto, Calgary and Vancouver for early-stage, venture companies. The Toronto Stock Exchange is Canada's principal stock exchange for established companies.

Dr. Cai is also the former chairman, executive director and co-founder of Dragon Pharmaceuticals Inc. and the chairman and co-founder of Aquosol Envirotech Ltd. Dragon Pharmaceuticals is a Canadian and United States reporting company that trades on the Toronto Stock Exchange and OTC Bulletin Board. It is one of the world's largest producers of Epoetin Alfa, a therapeutic protein used to treat anemia related to kidney failure, chemotherapy and surgery. Aquosol Envirotech (Canada) Ltd. is a private Canadian company involved in waste water treatment technology.

Dr. Cai intends to devote approximately 10 to 12 hours per week to our business affairs.

Dr. Yenyou Zheng has acted as our secretary, treasurer, principal accounting officer and as a director since our incorporation. He received his doctorate degree in physics from Flinders University of South Australia in 1990. From 1991 to 2001, he worked as a senior research scientist at the University of British Columbia in Vancouver. Dr. Zheng has also served as an adjunct professor at Tsinghua University in Beijing, China since 1995. He currently acts as president of the Canada China Economy & Technology Centre and as a senior advisor to the Dalian High-Technology Industrial Zone in Dalian City, China. Dr. Zheng is also an advisor to Palcan Fuel Cell Ltd., a British Columbia and Alberta reporting company, with respect to its business development in China.

Dr. Zheng's principal occupation is as founding director and President of Aquasol Envirotech (Canada) Ltd. Since 1999, he has been responsible for its corporate management and the market development of its proprietary water and wastewater treatment technologies.

Dr. Zheng intends to devote approximately 10 to 12 hours per week to our business affairs.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

Conflicts of Interest

We do not have any procedures in place to address conflicts of interest that may arise in our directors between our business and their other business activities.

    Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                                                Amount of
Title of      Name and address                  beneficial     Percent
Class         of beneficial owner               ownership      of class
--------------------------------------------------------------------------------

Common         Ken Cai                            600,000       18.18%
Stock          President, Chief
               Executive Officer
               And Director
               1055 West Hastings Street
               Suite 1980
               Vancouver, B.C.
               Canada

Common         Yenyou Zheng                       400,000       12.12%
Stock          Secretary, Treasurer
               Principal Accounting Officer
               and Director
               1055 West Hastings Street
               Suite 1980
               Vancouver, British Columbia
               Canada

Common         All Officers and Directors       1,000,000       30.30%
Stock          as a Group that consists of        shares
               two people

The percent of class is based on 3,300,000 shares of common stock issued and outstanding as of the date of this prospectus.

                         Description Of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of October 1, 2004, there were 3,300,000 shares of our common stock issued and outstanding that are held by 41 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                 Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Warren J. Soloski, our legal counsel, has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Moen & Company, Chartered Accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

      Disclosure Of Commission Position Of Indemnification For
                           Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

                   Organization Within Last Five Years

We were incorporated on June 6, 2003 under the laws of the state of Nevada. On that date, Ken Cai and Yenyou Zheng were appointed as our directors. As well, Dr. Cai was appointed as our president and chief executive officer, while Dr. Zheng was appointed as our secretary and treasurer.

                         Description Of Business

In General

We intend to commence operations as an exploration stage company. We will be engaged in the acquisition, and exploration of mineral properties with a view to exploiting any mineral deposits we discover that demonstrate economic feasibility. We own a 100% interest in 32 contiguous mineral claim units known collectively as the Goldstrike property.

Our plan of operation is to conduct exploration work on the Goldstrike property in order to ascertain whether it possesses economic quantities of gold or copper. There can be no assurance that economic mineral deposits or reserves exist on the Goldstrike property until appropriate exploration work is done and an economic evaluation based on such work concludes that production of minerals from the property is economically feasible.

Goldstrike Property Purchase Agreement

On June 30, 2003, we entered into an agreement with Mr. Leopold Lindinger of Kamloops, British Columbia, whereby he agreed to sell to us a total of 32 mineral claim units located near Blue River, British Columibia that have the potential to contain gold and copper mineralization or deposits. The owner of a mineral claim has the right to explore for minerals on the surface and sub-surface of the area covered by the claims. We have been publicly recorded as the owner of the claims. The British Columbia government, the entity that granted us the mineral claims rights, is the fee simple owner of the land comprising the claims. The government has the right to sell title to this land to a third party, but is unlikely to do so given the remote location of the property.

Description, Location and Access

The Goldstrike property is located in the Kamloops Mining Division approximately 29 kilometers south-southeast of the community of Blue River, British Columbia. Access to the property can be gained from either the town of Vavenby, or between Avola and Blue River located along highway 5 north of the city of Kamloops. The latter access is the most expedient and utilizes a major logging road that follows the Finn Creek valley to the headwaters of the Adams River. Travel is then southerly via a series of branch roads that transect much of the property and surrounding area. The property is accessible from late May to mid-October. In some years, late season and winter logging occurs that greatly expands the accessible time frame.


Claim Map exchibit 99.2

The Goldstrike property is situated in the Columbia Mountains near the headwaters of the Adams River. Several easterly trending creeks transect the claims. Slopes are generally moderate to the east and southeast with steeper areas confined to the headwaters of the tributaries. Elevations range from 760 meters to 2,000 meters near the northwest corner of the claims. The terrain over most of the property is not an impediment to exploration work.

Winter snowpacks of several meters are not uncommon. The central portions of the Goldstrike property are generally snow free from late May to early November.

Exploration History

To date, no mineral deposit has been delineated on the Goldstrike property. Consequently there has been no production from the property or any reserved or resource calculated.

In late 1998, Mr. Lindinger, the person who sold the Goldstrike property to us, discovered gold and bismuth mineralization on the property. Bismuth is a metal that is sometimes found in the presence of gold and is used in various products such as safety devices, metal alloys, nuclear reactors, cosmetics and medicines. Recent gold discoveries in the Yukon and Alaska spurred exploration for gold deposits found in areas containing significant amounts of bismuth. The presence of similar geological occurrences in southern British Columbia has led to exploration of these regions.

During 1999, Cassidy Gold Corp. commenced exploration on the claims to determine the geological setting and mineral potential of the property. Cassidy Gold Corp. is a reporting Canadian company whose shares trade on the TSX Venture Exchange. There is no relationship or affiliation between us and Cassidy Gold Corp.

Cassidy Gold Corp.'s soil sampling resulted in the discovery of additional gold mineralization trending in a east-southeast direction, known as the Bizar showing, as well as in a road bank 1.5 kilometers southeast of the Bizar showing. Soil sampling involves gathering dirt from property areas with the most potential to host economically significant mineralization based on past exploration results. All samples gathered are then sent to a laboratory where they are crushed and analysed for metal content.

Cassidy Gold Corp. drill tested the Bizar showing and the road bank areas in late 1999. Drilling involves extracting a long cylinder of rock from the ground to determine amounts of metals at different depths. Pieces of the rock obtained, known as drill core, are analysed for mineral content.

Drilling in the area of the Bizar showing encountered narrow zones of gold mineralization that could not be definitely correlated to the mineralization seen on surface. The drilling on the road bank did not result in the discovery of any significant mineralization.

The information on the drilling work performed by Cassidy Gold Corp. was provided to us by Mr. Leopold Lindinger, a professional geologist and the vendor of the Goldstrike property.

We intend to conduct additional exploration work on the property to test the apparent east-southeast trend of gold, bismuth, copper and arsenic mineralization and its potential continuation to the east. We plan to expand the existing grid with continued soil and rock sampling.

The source of mineralization that Cassidy Gold Corp. found in the road bank is likely proximal. The shallow overburden, the layer of soil above the rock, suggests that soil sampling would be effective. We intend to establish a detailed grid and collect close spaced (25 meter) soil samples. Grid emplacement involves dividing a portion of the property being explored into small sections. Results from sampling are then recorded according to the section of the grid from which they are gathered.

Any anomalous areas will be followed by trenching and drilling. Trenching involves removing surface soil using a backhoe or bulldozer. Samples are then taken from the bedrock below and analysed for mineral content.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in the province of British Columbia, specifically. Under these laws, prior to production, we have the right to explore the property, subject only to a notice of work which may entail posting a bond if we significantly disturb the property surface. This would first occur during the drilling phase of exploration.

In addition, production of minerals in the province of British Columbia requires prior approval of applicable governmental regulatory agencies. We can provide no assurance to investors that such approvals will be obtained. The cost and delay involved in attempting to obtain such approvals cannot be known at this time.

We will have to sustain the cost of reclamation and environmental mediation for all exploration and development work undertaken. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the currently planned work programs. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position in the event a potentially economic deposit is discovered.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in the exploration phases because the impact on the project area is greater. Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:

  -   Water discharge will have to meet water standards;

  -   Dust generation will have to be minimal or otherwise re-mediated;

  - Dumping of material on the surface will have to be re-contoured and re-vegetated;

  - An assessment of all material to be left on the surface will need to be environmentally benign;

  -   Ground water will have to be monitored for any potential contaminants;

  - The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and

  - There will have to be an impact report of the work on the local fauna and flora.

The legal and regulatory environment that pertains to the exploration of ore is uncertain and may change. Uncertainty and new regulations could increase our costs of doing business and prevent us from exploring for ore deposits. The growth of demand for ore may also be significantly slowed. This could delay growth in potential demand for and limit our ability to generate revenues. In addition to new laws and regulations being adopted, existing laws may be applied to mining that have not as yet been applied. These new laws may increase our cost of doing business with the result that our financial condition and operating results may be harmed.


Employees

We have no employees as of the date of this prospectus other than our two directors.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.


                               Plan Of Operations

Our plan of operation for the twelve months following the date of this prospectus is to complete exploration on the Goldstrike property consisting of grid establishment and soil and rock sampling, and to proceed with a further program of sampling and trenching. We anticipate that the first stage of this exploration program will cost approximately $7,000 and that the second stage will cost about $20,000.


As well, we anticipate spending an additional $20,000 on professional fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations.

Total expenditures over the next 12 months are therefore expected to be $47,000.

We are able to proceed with the first stage of this exploration program without additional financing. We expect to commence this program in March or April 2005.

We anticipate this program will take approximately 30 days, including the interpretation of all data collected. Subject to securing additional funding of approximately $20,000, we anticipate proceeding with further sampling and trenching in June 2005. We will require additional financing in order to complete this phase of exploration and to cover anticipated administrative costs.


We will require additional funding in order to proceed with the trenching program. We anticipate that additional funding will be required in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund the second phase of the exploration program. We believe that debt financing will not be an alternative for funding the complete exploration program. We do not have any arrangements in place for any future equity financing. In the event such funds are not obtained when needed, further exploration of the Goldstrike property will be delayed pending financing.

Our cash reserves are not sufficient to meet our obligations for the next twelve-month period. As a result, we will need to seek additional funding in the near future. We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock. We may also seek to obtain short-term loans from our directors, although no such arrangement has been made. At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our directors to meet our obligations over the next twelve months. We do not have any arrangements in place for any future equity financing.

Results Of Operations For Period Ending June 30, 2004

We did not earn any revenues during the period ending June 30, 2004. We do not anticipate earning revenues until such time as we have entered into commercial production on the Goldstrike property. We have not commenced the exploration stage of our business and can provide no assurance that we will discover economic mineralization on the property, or if such minerals are discovered, that we will enter into commercial production.

We incurred operating expenses in the amount of $22,856 for the period from our inception on June 6, 2003 to June 30, 2004. These operating expenses were comprised of legal fees of $7,209, mineral property expenses of $8,754, audit fees of $2,386, bank charges of $1,096, office costs of $1,062, incorporation costs of $751, transfer agent and filing fees of $1,083 and a loss of $515 on foreign exchange.


We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

                             Description Of Property

We own a 100% interest in 32 mineral claim units comprising the Goldstrike property. We do not own or lease any property other than the Goldstrike property.

            Certain Relationships And Related Transactions

Except as described below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  *  Any of our directors or officers;
  *  Any person proposed as a nominee for  election as a director;
  * Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
  *  Any of our promoters;
  * Any relative or spouse of any of the foregoing persons who has the same house as such person.

Dr. Yenyou Zheng, one of our directors, loaned $500 to us during the period ended December 31, 2003. This amount is unsecured and non-interest bearing. There are no specific terms of repayment.


     Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As of the date of this prospectus, we have 41 registered shareholders.

Rule 144 Shares

A total of 1,000,000 shares of our common stock are available for resale to the public after August 8, 2004 in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 33,000, shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 1,000,000 shares that may be sold pursuant to Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                             Executive Compensation

Summary Compensation Table


The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period from our incorporation on June 9, 2003 to December 31, 2003 and for the period from January 1, 2004 to the date of this prospectus.

                               Annual Compensation

                                Other Restricted Options/ LTIP Other
                                        Stock  * SARs  payouts Comp
Name    Title  Year Salary Bonus Comp. Awarded    (#)     ($)
_______________________________________________________________________
Ken     Pres., 2004  $0     0      0        0          0        0
Cai     CEO &  2003  $0     0      0        0          0        0
        Dir.

Yenyou  Sec.,  2004  $0     0      0        0          0        0
Zheng   & Dir. 2003  $0     0      0        0          0        0


Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

We do not have any employment or consulting agreement with Dr. Cai or Mr. Zheng. We do not pay them any amount for acting as a director.

Financial Statements

Index to Financial Statements:

1. Auditors' Report;

2. Audited financial statements for the period ending December 31, 2003, including:

  a. Auditors Report;
  b. Balance Sheet;
  c. Statement of Operations;
  d. Statement of Cash Flows;
  e. Statement of Stockholders' Equity; and
  f. Notes to Financial Statements



3. Interim, unaudited financial statements for the period ending June 30, 2004, including:

  a. Auditors Report;
  b. Balance Sheet;
  c. Statement of Operations;
  d. Statement of Cash Flows;
  e. Statement of Stockholders' Equity; and
  f. Notes to Financial Statements

                               MOEN AND COMPANY
                              CHARTERED ACCOUNTANTS

Securities Commission Building
PO Box 10129                                             Telephone:(604)662-8899
Suite 1400 - 701 West Georgia Street                           Fax:(604)662-8809
Vancouver, British Columbia                Email:   moenandcompany@attcanada.net
Canada V7Y 1C6

--------------------------------------------------------------------------------



                          INDEPENDENT AUDITORS' REPORT



Board of Directors and Shareholders
Goldstrike Inc.
 (An Exploration Stage Company)

We have audited the accompanying balance sheet of Goldstrike Inc. as of December 31, 2003, and the related Statement of Operations, Retained Earnings, Cash Flows and Changes in Stockholders' Equity for the period from the date of inception on June 9, 2003 to December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Goldstrike Inc. as of December 31, 2003, and the results of its operations and its cash flows for the period then ended in conformity with accounting principles generally accepted in the United States of America.


                                                            "Moen and Company"
                                                                 ("Signed")
                                                           Chartered Accountants
Vancouver, British Columbia, Canada
February 10, 2004

                                 GOLDSTRIKE INC.
                             (A Nevada Corporation)
                         (An Exploration Stage Company)
                                  Balance Sheet
                                December 31, 2003
                                (In U.S. Dollars)
--------------------------------------------------------------------------------

                                  ASSETS
                                                      December 31,     September 30,     June 30,
Current Assets                                           2003             2003            2003
                                                     --------------   -------------  ----------------
     Cash and cash equivalents                       $       20,033  $       24,544  $             --
     Share subscription receivable                              626             626                --
                                                      -------------  --------------  ----------------
                                                             20,659          25,170                --
                                                      =============  ==============  ================


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
     Accounts payable and accrued                     $       7,989  $           --  $             --
     Due to related party (note 4)                              500             500                --
                                                      -------------- --------------  ----------------
                                                              8,489             500                --
                                                      -------------- --------------  ----------------
Stockholders' Equity
     Capital Stock (note 5)
         Authorized:
            75,000,000 common shares at $0.001 par value
         Issued and fully paid
            3,000,000 common shares
               at par value                                   3,300           3,300                --
               additional paid capital                       28,250          28,250                --
                                                      -------------   -------------  ----------------
                                                             31,550          31,550                --
     Deficit, accumulated during the exploration stage      (19,380)         (6,880)               --
                                                      -------------   -------------  ----------------
                                                             12,170          24,670                --
                                                      --------------  -------------  ----------------
                                                      $      20,659   $      25,170  $             --
                                                      =============  ==============  ================

Approved on Behalf of the Board:
   "Ken Cai"       ,    President and Chief Executive Officer and Director
------------------

 "Jeff Yenyou Zheng"  , Secretary and Treasurer and Chief Financial Officer and
---------------------   Director




          See Accompanying Notes and Independent Auditors' Report

                                 GOLDSTRIKE INC.
                             (A Nevada Corporation)
                         (An Exploration Stage Company)
                               Statement of Income
   For the Period From Date of Inception on June 9, 2003 to December 31, 2003
                                (In U.S. Dollars)
--------------------------------------------------------------------------------

                                       From Date                                                     From Date
                                     of Inception                                                   of Inception
                                         June 9,              Quarter              Quarter              June 9,
                                         2003 to               Ended                Ended              2003 to
                                        December 31,        December 31,         September 30,          June 30,
                                            2003                2003                  2003                2003
                                      ---------------     ----------------     -----------------     -------------
Mineral Property Expenses         $            8,754  $             5,120  $              3,634  $             --
                                      ---------------     ----------------     -----------------     -------------

Administration Expenses
      Audit fees                               1,786                   --                 1,786                --
      Bank charges                               444                  171                   273                --
      Incorporation costs                        751                   --                   751                --
      Legal fees                               7,209                7,209                    --                --
      Office costs                               436                   --                   436                --
                                      ---------------      ---------------     ----------------      --------------
                                              10,626                7,380                 3,246                --
                                      ---------------     ----------------     -----------------     --------------
Net Loss for the Period           $           19,380  $            12,500  $              6,880  $             --
                                      ===============     ================     =================     ==============



          See Accompanying Notes and Independent Auditors' Report

                                 GOLDSTRIKE INC.
                             (A Nevada Corporation)
                         (An Exploration Stage Company)
                    Statement of Retained Earnings (Deficit)
   For the Period From Date of Inception on June 9, 2003 to December 31, 2003
                                (In U.S. Dollars)
--------------------------------------------------------------------------------


                                                    From Date                                                     From Date
                                                  of Inception                                                  of Inception
                                                      June 9,              Quarter              Quarter             June 9,
                                                      2003 to               Ended                Ended              2003 to
                                                    December 31,        December 31,         September 30,          June 30,
                                                        2003                2003                  2003                2003
                                                  ---------------     ----------------     -----------------     -------------

Balance, beginning of period                   $               --  $           (6,880)  $                 --     $          --
Net Loss for the Period                                  (19,380)             (12,500)               (6,880)                --
                                                  ----------------     -----------------      -----------------   -------------
Retained Earnings (Deficit), April 30, 2002    $         (19,380)  $          (19,380)  $            (6,880)     $          --
                                                  ================     ================       =================   =============



          See Accompanying Notes and Independent Auditors' Report

                                 GOLDSTRIKE INC.
                             (A Nevada Corporation)
                         (An Exploration Stage Company)
                             Statement of Cash Flows
      For the Period From Date of Inception on June 9, 2003 to December 31,
                                      2003
                                (In U.S. Dollars)
--------------------------------------------------------------------------------

                                                      From Date                                               From Date
                                                    of Inception                                            of Inception
                                                       June 9,            Quarter              Quarter         June 9,
                                                       2003 to             Ended                Ended          2003 to
                                                     December 31,        December 31,         September 30,   June 30,
                                                         2003                2003                 2003           2003
                                                   ---------------     ----------------     ---------------- -------------
Cash Provided by (Used for)
Operating Activities
      Loss for the period                          $       (19,380)  $        (12,500)  $          (6,880)  $           --
      Item not requiring use of cash
          Shares issued for mineral properties                  50                 --                  50               --
      Changes in non-cash working capital items                                                                         --
          Share subscription receivable                       (626)                --                (626)              --
          Accounts payable and accrued                       7,989              7,989                  --               --
                                                                                                                        --
                                                    ---------------     ----------------   ----------------- -------------
                                                           (11,967)            (4,511)             (7,456)              --
                                                    ---------------     ----------------   ----------------- -------------

Investing Activities                                           --                 --                  --                --
                                                    ---------------     ----------------   ----------------- -------------

Financing Activities
      Capital stock subscribed                              31,500                --               31,500               --
      Due to related party                                     500                --                  500               --
      Advances on subscriptions                                --                 --                   --               --
                                                    ---------------     ----------------   ----------------- -------------
                                                            32,000                --               32,000               --
                                                    ---------------     ----------------   ----------------- -------------
Increase in Cash During the Period                          20,033             (4,511)             24,544               --
Cash and cash equivalents,
      Beginning of the Period                                  --              24,544                 --                --
                                                    ---------------     ----------------   ----------------- -------------
Cash and cash equivalents,
      End of the Period                            $       20,033  $           20,033   $          24,544   $           --
                                                    ===============     ================   ================= =============



         See Accompanying Notes and Independent Auditors' Report

                                   GOLDSTRIKE INC.
                                (A Nevada Corporation)
                            (An Exploration Stage Company)
                           Statement of Stockholders' Equity
      For the Period From Date of Inception on June 9, 2003 to December 31, 2003
                                  (in U.S. Dollars)

                                       Price    Number of           Additional   Total    Retained     Total
                                        Per      Common      par     Paid-in    Capital   Earnings  Shareholders'
                                       Share     Shares     Value    Capital     Stock    (Deficit)      Equity
                                     ------------------------------------------------------------------------------
6/30/2003   Issuance for mineral properties       50,000      $50                  $50                      $50
8/8/2003    Issuance for cash         $0.008   3,250,000    3,250     28,250    31,500                   31,500
Net loss for the period                                                                    (19,380)     (19,380)
                                             ----------------------------------------------------------------------
Balance, December 31, 2003                     3,300,000    $3,300   $28,250   $31,550    $(19,380)     $12,170
                                             ======================================================================





         See Accompanying Notes and Independent Auditors' Report

                                 GOLDSTRIKE INC.
                             (A Nevada Corporation)
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                                December 31, 2003
                                (in U.S. Dollars)
--------------------------------------------------------------------------------

Note 1.    ORGANIZAITON AND NATURE OF BUSINESS

         We were incorporated on June 9, 2003 under the Company Act of the State of Nevada, U.S.A. to pursue opportunities in the business of mineral explorations. June 9, 2003 is also the inception date of the Company.

Note 2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Basis of presentation

         These financial statements have been prepared in accordance with Accounting Principles Generally Accepted in the United States ("USGAAP").

         Exploration stage company

         Goldstrike is an exploration stage company as it does not have an established commercial deposit and is not in the production stage".

         Use of estimates

         The preparation of financial statements in conformity with USGAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

         Cash and cash equivalents

         Cash and cash equivalents consist of cash on deposit and highly liquid short-term interest bearing securities with a maturity at the date of purchase of three months or less.

         Income Taxes

         Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statement at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in FASB Statement No. 109, Accounting for Income Taxes. As changes in tax laws or rate are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

                                 GOLDSTRIKE INC.
                             (A Nevada Corporation)
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                                December 31, 2003
                                (in U.S. Dollars)
--------------------------------------------------------------------------------
Note 2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

         Compensated absences

         Employees of the corporation are entitled to paid vacations, sick days and other time off depending on job classification, length of service and other factors. It is impractical to estimate the amount of compensation for future absences, and accordingly, no liability has been recorded in the accompanying financial statements. The corporation's policy is to recognize the costs of compensated absences when paid to employees.

         Net profit per share

         Goldstrike adopted Statement of Financial Accounting Standards No. 128 that requires the reporting of both basic and diluted earnings per share. Basic earnings per share is computed by dividing net income available to common shareowners by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contacts to issue common stock were exercised or converted into common stock. In accordance with FASB 128, any anti-dilution effects on net loss per share are excluded.

         Disclosure about fair value of financial instruments

         Goldstrike has financial instruments, none of which are held for trading purposes. Goldstrike estimates that the fair value of all financial instruments at September 24, 2003 as defined in FASB 107, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is required in interpreting market data to develop the estimates of fair value, and accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

         Concentration of credit risk

         Financial instruments that potentially subject Goldstrike to a significant concentration of credit risk consist primarily of cash and cash equivalents which are not collateralized. Goldstrike limits its exposure to credit loss by placing its cash and cash equivalents with high credit quality financial institutions.

                                 GOLDSTRIKE INC.
                             (A Nevada Corporation)
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                                December 31, 2003
                                (in U.S. Dollars)
--------------------------------------------------------------------------------


Note 2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

         Long-lived assets

         Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset in question may not be recoverable. This standard did not have a material effect on the Company's results of operations, cash flows or financial position in these financial statements.

         Foreign currency translation

         The accounts of Goldstrike are translated into US Dollars on the following basis:

         - Monetary assets and liabilities are translated at the current rate of exchange.
         - The weighted average exchange rate for the period is used to translate revenue, expenses, and gains or losses from the functional currency to the reporting currency.
         - The gain or loss on translation is reported as a separate component of stockholders' equity and not recognized in net income. Gains or losses on remeasurement are recognized in current net income.
         - Gains or losses from foreign currency transactions are recognized in current net income.
         - Fixed assets are measured at historical exchange rates that existed at the time of the transaction.
         - Depreciation is measured at historical exchange rates that existed at the time the underlying related asset was acquired.
         - An analysis of the changes in the cumulative translation adjustment as disclosed as part of stockholders' equity. There are no cumulative translation adjustments to August 31, 2003.

                                 GOLDSTRIKE INC.
                             (A Nevada Corporation)
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                                December 31, 2003
                                (in U.S. Dollars)
--------------------------------------------------------------------------------

Note 2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

         Stock-based Compensation

         SFAS No. 123, "Accounting for stock-based compensation" permits the use of either a "fair value based method" or the "intrinsic value method" defined in Accounting Principles Board Opinion 25, "Accounting for stock issued to employees" (APB 25) to account for stock-based compensation arrangements.

         Companies that elect to use the method provided in APB25 are required to disclose pro forma net income and pro forma earnings per share information that would have resulted from the use of the fair value based methods. The Company has elected to continue to determine the value of stock-based compensation arrangements with employees under the provisions of APB 25. No pro forma disclosures have been included with the accompanying financial statements as there was no pro forma effect to the Company's net loss or net loss per share.

        Mineral property acquisition costs and deferred exploration expenditures


a) Mineral property acquisition costs are capitalized in accordance with FAS-141 subject, however to impairment pursuant to FAS-144. Exploration costs and mine development costs to be incurred, including those to be incurred in advance of commercial production and those incurred to expand capacity of proposed mines, expensed as incurred while Goldstrike is in the exploration stage. Mine development costs to be incurred to maintain production will be expensed as incurred. Depletion and amortization expense related to capitalized mineral properties, exploration costs and mine development costs will be computed using the units-of-production method based on proved and probable reserves.

b) FAS-141 states that the total carrying amount of mineral rights should be reported as a separate component of property, plant, and equipment on the face of the financial statements or in the notes to the financial statements. Impairment is defined in FAX-144 as the condition that exists when the carrying amount of a long-lived asset exceeds its fair value. An impairment loss is recognized only if the carrying amount of a long-lived asset is not recoverable and exceeds its fair value. The Company reviews the carrying value of the mineral property for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends, and prospects, as well as the effects of obsolescence, demand, competition, and other economic factors.

                                 GOLDSTRIKE INC.
                             (A Nevada Corporation)
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                                December 31, 2003
                                (in U.S. Dollars)
--------------------------------------------------------------------------------


Note 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)
        Mineral property acquisition costs and deferred exploration expenditures (cont'd)

c) Where properties are disposed of, the sales proceeds are, firstly, applied as a recovery of mineral property acquisition costs, and secondly, as a gain or loss recorded in current operations.

         Values

         The amounts for mineral properties and deferred expenses represent costs incurred to date and are not intended to reflect present or future values. The recoverability of the amounts shown for mineral properties and deferred exploration costs is dependent on the confirmation of economically recoverable reserves, the ability of Goldstrike to obtain the necessary financing to successfully complete their development, including compliance with the requirements of lenders who may provide this financing from time to time, and upon future profitable operations.

Note 3.  MINERAL PROPERTIES

         As at June 30, 2003, Goldstrike signed a Mineral Property Sale Agreement with Joseph Eugene Leopold Lindinger ("Eugene"), whereby Goldstrike acquired a 100% undivided interest in the BIZ Properties (BIZ1, BIZ2, BIZ6 and BIZ7, (Tenure Number 366276, 369518, 369719 and 370056), located in the Kamloops Mining Division, in the Province of British Columbia, Canada, subject to the following terms and conditions:

a) pay to Eugene $3,584 and issue to Eugene 50,000 common shares (issued) at the price of $0.001 per share for a total of $50 on execution of this agreement. The cost of mineral properties of $3,634 was capitalized and latter was written off in these financial statements because recover ability of mineral property acquisition costs are unsupportable under FASB statement #144 prior to determining the existence of a commercially mine-able deposit as contemplated by in street guide 7 for mining company in the exploration stage.

b)            Within  the 120 day  period  after the  effective  date  (June 30,
              2003), pay $2,514 to Eugene to complete an assessable exploration work program of sufficient value in order to maintain the property for at lease one year past the current claim expiry date. Within 90 days past the current claim expiry date of November1, 2003, pay an additional $2,286 for the remainder of the completed work program and a completed assessment report. Of which two copies will be sent to the Ministry of Energy and Mines and up to two copies to Goldstrike;

c) pay all applicable claim maintenance recording fees as part of the property maintenance requirements.

                                 GOLDSTRIKE INC.
                             (A Nevada Corporation)
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                                December 31, 2003
                                (in U.S. Dollars)
--------------------------------------------------------------------------------

Note 4.  RELATED PARTY TRANSACTION

         The amount of $500 as at December 31, 2003 is due to a director, officer and shareholder of the Company. This amount is unsecured, non interest bearing, with no specific terms of repayment.

Note 5.  CAPITAL STOCK

a) Authorized: 75,000,000 common shares with a par value of $0.001 per share.

b) Issued and outstanding common shares as at December 31, 2003, are as follows:

                                                                       Additional
                                      Number of          Par           Paid-in
                                        Shares          Value          Capital          Total
                                     -------------     ---------     ------------     ----------
issuance for mineral properties            50,000  $         50                   $          50
issuance for cash                       3,250,000         3,250           28,250         31,500
                                     -------------     ---------     ------------     ----------
Balance, December 31, 2004              3,300,000  $      3,300  $        28,250  $      31,550
                                     =============     =========     ============     ==========


Note 6.  INCOME TAXES

           There is a loss of $19,380 carried forward that may be applied towards future profits.
           No deferred income taxes are recorded as an asset. A reserve has been claimed that offsets the amount of tax credit available from use of the loss carry forward because there is presently no indication that this tax loss will be utilized.

Note 7.  FINANCIAL INSTUMENTS

           Goldstrike's financial instruments consist of cash and cash equivalents, accounts payable and accrued, due to related party and share subscription receivable. It is management's opinion that Goldstirke is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial statements approximates their carrying values.

Note 8.  PENSION AND EMPLOYMENT LIABILITIES

           Goldstrike  does not have  liabilities  as at December 31, 2003,  for
           pension,   post-employment  benefits  or  post-retirement   benefits.
           Goldstrike does not have a pension plan.

                                MOEN AND COMPANY
                              CHARTERED ACCOUNTANTS

Member:                                                                                     Securities Commission Building
Canadian Institute of Chartered Accountants                                                   PO Box 10129, Pacific Centre
Institute of Chartered Accountants of British Columbia                                Suite 1400 - 701 West Georgia Street
Institute of Management Accountants (USA) (From 1965)
                                                                                               Vancouver, British Columbia
Registered with:                                                                                            Canada V7Y 1C6
Public Company Accounting Oversight Board (USA) (PCAOB)                                         Telephone:  (604) 662-8899
Canadian Public Accountability Board (CPAB)                                                           Fax:  (604) 662-8809
Canada  - British Columbia Public Practice Licence                                                Email:  moenca@telus.net

---------------------------------------------------------------------------------------------------------------------------

                     INDEPENDENT ACCOUNTANTS' REVIEW REPORT



To the Directors of
Goldstrike Inc.
(An Exploration Stage Company)

We have reviewed the accompanying Balance Sheet of Goldstrike Inc. (An Exploration Stage Company) as of June 30, 2004, and the related Statements of Income, Retained Earnings (Deficit), Cash Flows and Stockholders' Equity for the six month period then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Goldstrike Inc.

A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an examination in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

On the basis of our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with U.S. generally accepted accounting principles.



                                                             "Moen and Company"
                                                                       (Signed)
                                                          Chartered Accountants

Vancouver, British Columbia, Canada
September 1, 2004

GOLDSTRIKE INC.
(A Nevada Corporation)
(An Exploration Stage Company)
Balance Sheet
June 30, 2004
(With Comparative Figures at June 30, 2003)
(In U.S. Dollars)
(Unaudited)

================================================================================

                                          ASSETS                                  2004               2003
                                                                             --------------     -------------

Current Assets
      Cash                                                                    $       4,294     $          --
      Account receivable                                                              5,000                --
-------------------------------------------------------------------------------------------------------------
TOTAL CURRENT ASSETS                                                          $       9,294     $          --
=============================================================================================================

                           LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
      Accounts payable and accrued                                            $         600     $          --
-------------------------------------------------------------------------------------------------------------
TOTAL CURRENT LIABILITIES                                                               600                --
-------------------------------------------------------------------------------------------------------------

Stockholders' Equity
      Capital Stock (note 4)
         Authorized:
             75,000,000 common shares at $0.001 par value
         Issued and fully paid
             3,300,000 common shares (June 30, 2003 - 50,000 common shares)
                at par value                                                          3,300                50
                additional paid-in capital                                           28,250                --
-------------------------------------------------------------------------------------------------------------
                                                                                     31,550                50
      Deficit, accumulated during the exploration stage                             (22,856)              (50)
-------------------------------------------------------------------------------------------------------------
TOTAL STOCKHOLDERS' EQUITY                                                            8,694                --
-------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                    $       9,294     $          --
=============================================================================================================

Approved on Behalf of the Board:

      "Ken Cai"             ,President and Chief Executive Officer and  Director
----------------------------
      "Jeff Yenyou Zheng"   ,Secretary and Treasurer and Chief Financial Officer
---------------------------- and Director

        See Accompanying Notes and Independent Accountants' Review Report

GOLDSTRIKE INC.
(A Nevada Corporation)
(An Exploration Stage Company)
Statement of Income
(With Comparative Figures for the Period From Date of Inception on June 9, 2003 to June 30, 2003)
(In U.S. Dollars)
(Unaudited)

======================================================================================================================
                                                            From Date                                        From Date
                                                          of Inception        Six Month                    of Inception
                                                             June 9,           Period         Quarter         June 9,
                                                             2003 to            Ended          Ended          2003 to
                                                             June 30,          June 30,       June 30,        June 30,
                                                               2004              2004           2004            2003
                                                          ------------       -----------      --------      ------------

Mineral Property Expenses                             $          8,754        $       --     $      --      $        50
------------------------------------------------------------------------------------------------------------------------

Administration Expenses
  Audit fees                                                     2,386               600            --               --
  Bank charges                                                   1,096               652            14               --
  Incorporation costs                                              751                --            --               --
  Legal fees                                                     7,209                --            --               --
  Office costs                                                   1,062               626            --               --
  Transfer agent and filing fees                                 1,083             1,083           442               --
  Loss on foreign exchange                                         515               515            --               --
------------------------------------------------------------------------------------------------------------------------
                                                                14,102             3,476           456               --
------------------------------------------------------------------------------------------------------------------------
Net Loss for the Period                               $         22,856             3,476     $     456      $        50
========================================================================================================================

Loss per share
  Basic and Diluted                                                                 0.00     $    0.00      $      0.00
========================================================================================================================

Weighted Average Number of Common Shares Outstanding
  Basic and Diluted                                                            3,300,000     3,300,000           50,000
========================================================================================================================





        See Accompanying Notes and Independent Accountants' Review Report

GOLDSTRIKE INC.
(A Nevada Corporation)
(An Exploration Stage Company)
Statement of Retained Earnings (Deficit)
(With Comparative Figures for the Period From Date of Inception on June 9, 2003 to June 30, 2003)
(In U.S. Dollars)
(Unaudited)

========================================================================================================================

                                                            From Date                                        From Date
                                                          of Inception        Six Month                    of Inception
                                                             June 9,           Period         Quarter         June 9,
                                                             2003 to            Ended          Ended          2003 to
                                                             June 30,          June 30,       June 30,        June 30,
                                                               2004              2004           2004            2003
                                                          ------------       -----------      --------      ------------

Balance, beginning of period                          $             --        $  (19,380)    $ (22,400)     $         --
Net Loss for the Period                                        (22,856)           (3,476)         (456)              (50)
-------------------------------------------------------------------------------------------------------------------------
Retained Earnings (Deficit)
   end of period                                      $        (22,856)       $  (22,856)    $ (22,856)     $        (50)
=========================================================================================================================


       See Accompanying Notes and Independent Accountants' Review Report

GOLDSTRIKE INC.
(A Nevada Corporation)
(An Exploration Stage Company)
Statement of Stockholders' Equity
For the Period From Date of Inception on June 9, 2003 to June 30, 2004 (In U.S. Dollars)
(Unaudited)

=================================================================================================================================


                                                 Price     Number of              Additional     Total      Retained     Total
                                                  Per        Common       par       Paid-in     Capital     Earnings  Shareholders'
                                                 Share       Shares      Value      Capital      Stock      (Deficit)    Equity
                                               ---------- ------------- --------- ------------ ----------- ------------ ----------
6/30/2003     Issuance for mineral properties                   50,000       $50                      $50                    $50
8/8/2003      Issuance for cash                 $0.008       3,250,000     3,250       28,250      31,500                 31,500
Net loss for the period from date
  of inception to December 31, 2003                                                                           (19,380)   (19,380)
---------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2003                                   3,300,000     3,300       28,250      31,550     (19,380)    12,170

Net loss for the six month period ended June 30, 2004                                                          (3,476)    (3,476)
---------------------------------------------------------------------------------------------------------------------------------
Balance, June 30, 2004                                       3,300,000    $3,300      $28,250     $31,550    ($22,856)    $8,694
=================================================================================================================================

     See Accompanying Notes and Independent Accountants' Review Report

GOLDSTRIKE INC.
(A Nevada Corporation)
(An Exploration Stage Company)
Notes to Financial Statements
June 30, 2004
(In U.S. Dollars)
(Unaudited)
--------------------------------------------------------------------------------

Note 1.  ORGANIZATION AND NATURE OF BUSINESS

         We were incorporated on June 9, 2003 under the Company Act of the State of Nevada, U.S.A. to pursue opportunities in the business of mineral exploration. June 9, 2003 is also the inception date of the Company.

Note 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Basis of presentation

         These  financial  statements  have been  prepared  in  accordance  with
         Accounting   Principles   Generally   Accepted  in  the  United  States
         ("USGAAP").

         Exploration stage company

         Goldstrike is an exploration stage company as it does not have an established commercial deposit and is not in the production stage".

         Use of estimates

         The preparation of financial statements in conformity with USGAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

         Cash and cash equivalents

         Cash consists of cash on deposit with the Company's bankers.

         Income Taxes

         Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statement at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in FASB Statement No. 109, Accounting for Income Taxes. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

GOLDSTRIKE INC.
(A Nevada Corporation)
(An Exploration Stage Company)
Notes to Financial Statements
June 30, 2004
(In U.S. Dollars)
(Unaudited)
--------------------------------------------------------------------------------

Note 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

         Compensated absences

         Employees of the corporation are entitled to paid vacations, sick days and other time off depending on job classification, length of service and other factors. It is impractical to estimate the amount of compensation for future absences, and accordingly, no liability has been recorded in the accompanying financial statements. The corporation's policy is to recognize the costs of compensated absences when paid to employees.

         Net profit per share

         Goldstrike adopted Statement of Financial Accounting Standards No. 128 that requires the reporting of both basic and diluted earnings per share. Basic earnings per share is computed by dividing net income available to common shareowners by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contacts to issue common stock were exercised or converted into common stock. In accordance with FASB 128, any anti-dilutive effects on net loss per share are excluded.

         Disclosure about fair value of financial instruments

         Goldstrike has financial instruments, none of which are held for trading purposes. Goldstrike estimates that the fair value of all financial instruments at March 31, 2004, as defined in FASB 107, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is required in interpreting market data to develop the estimates of fair value, and accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

         Concentration of credit risk

         Financial instruments that potentially subject Goldstrike to a significant concentration of credit risk consist primarily of cash and cash equivalents which are not collateralized. Goldstrike limits its exposure to credit loss by placing its cash and cash equivalents with high credit quality financial institutions.

GOLDSTRIKE INC.
(A Nevada Corporation)
(An Exploration Stage Company)
Notes to Financial Statements
June 30, 2004
(In U.S. Dollars)
(Unaudited)
--------------------------------------------------------------------------------


Note 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

         Long-lived assets

         Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset in question may not be recoverable. This standard did not have a material effect on the Company's results of operations, cash flows or financial position in these financial statements.

         Foreign currency translation

         The accounts of Goldstrike are translated into US Dollars on the following basis:

         o Monetary assets and liabilities are translated at the current rate of exchange.
         o The weighted average exchange rate for the period is used to translate revenue, expenses, and gains or losses from the functional currency to the reporting currency.
         o The gain or loss on translation is reported as a separate component of stockholders' equity and not recognized in net income. Gains or losses on remeasurement are recognized in current net income.
         o Gains or losses from foreign currency transactions are recognized in current net income.
         o Fixed assets are measured at historical exchange rates that existed at the time of the transaction. o Depreciation is measured at historical exchange rates that existed at the time the underlying related asset was acquired.
         o An analysis of the changes in the cumulative translation adjustment as disclosed as part of stockholders' equity. There are no cumulative translation adjustments to June 30, 2004.

GOLDSTRIKE INC.
(A Nevada Corporation)
(An Exploration Stage Company)
Notes to Financial Statements
June 30, 2004
(In U.S. Dollars)
(Unaudited)
--------------------------------------------------------------------------------

Note 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

         Stock-based Compensation

         SFAS No. 123, "Accounting for stock-based compensation" permits the use of either a "fair value based method" or the "intrinsic value method" defined in Accounting Principles Board Opinion 25, "Accounting for stock issued to employees" (APB 25) to account for stock-based compensation arrangements.

         Companies that elect to use the method provided in APB25 are required to disclose pro forma net income and pro forma earnings per share information that would have resulted from the use of the fair value based methods. The Company has elected to continue to determine the value of stock-based compensation arrangements with employees under the provisions of APB 25. No pro forma disclosures have been included with the accompanying financial statements as there was no pro forma effect to the Company's net loss or net loss per share.

        Mineral property acquisition costs and deferred exploration expenditures

         a) Mineral property acquisition costs are capitalized in accordance with FAS-141 subject, however to impairment pursuant to FAS-144. Exploration costs and mine development costs to be incurred, including those to be incurred in advance of commercial production and those incurred to expand capacity of proposed mines, expensed as incurred while Goldstrike is in the exploration stage. Mine development costs to be incurred to maintain production will be expensed as incurred. Depletion and amortization expense related to capitalized mineral properties, exploration costs and mine development costs will be computed using the units-of-production method based on proved and probable reserves.

         b) FAS-141 states that the total carrying amount of mineral rights should be reported as a separate component of property, plant, and equipment on the face of the financial statements or in the notes to the financial statements.Impairment is defined in FAX-144 as the condition that exists when the carrying amount of a long-lived asset exceeds its fair value. An impairment loss is recognized only if the carrying amount of a long-lived asset is not recoverable and exceeds its fair value. The Company reviews the carrying value of the mineral property for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value,an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends, and prospects, as well as the effects of obsolescence, demand, competition, and other economic factors.

GOLDSTRIKE INC.
(A Nevada Corporation)
(An Exploration Stage Company)
Notes to Financial Statements
June 30, 2004
(In U.S. Dollars)
(Unaudited)
--------------------------------------------------------------------------------

Note 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

         Mineral property acquisition costs and deferred exploration expenditures (cont'd)

         c) Where properties are disposed of, the sales proceeds are, firstly, applied as a recovery of mineral property acquisition costs, and secondly, as a gain or loss recorded in current operations.

         Values

         The amounts for mineral properties and deferred expenses represent costs incurred to date and are not intended to reflect present or future values. The recoverability of the amounts shown for mineral properties and deferred exploration costs is dependent on the confirmation of economically recoverable reserves, the ability of Goldstrike to obtain the necessary financing to successfully complete their development, including compliance with the requirements of lenders who may provide this financing from time to time, and upon future profitable operations.

Note 3.  MINERAL PROPERTIES

         As at June 30, 2003, Goldstrike signed a Mineral Property Sale Agreement with Joseph Eugene Leopold Lindinger ("Eugene"), whereby Goldstrike acquired a 100% undivided interest in the BIZ Properties (BIZ1, BIZ2, BIZ6 and BIZ7, (Tenure Number 366276, 369518, 369719 and 370056), located in the Kamloops Mining Division, in the Province of British Columbia, Canada, and Goldstrike agrees to the following terms and conditions:

         a) Pay to Eugene $3,584 and issue to Eugene 50,000 common shares (issued) at the price of $0.001 per share for a total of $50 on execution of this agreement. The cost of mineral properties of $3,634 was capitalized and latter was written off in these financial statements because recover ability of mineral property acquisition costs are unsupportable under FASB statement #144 prior to determining the existence of a commercially mine-able deposit as contemplated by in street guide 7 for mining company in the exploration stage.

         b) Within the 120 day period after the effective date of June 30, 2003, pay $2,514 to Eugene to complete an assessable exploration work program of sufficient value in order to maintain the property for at lease one year past the current claim expiry date. Within 90 days past the current claim expiry date of November 1, 2003, pay an additional $2,286 for the remainder of the completed work program and a completed assessment report. These costs have been incurred to June 30, 2004.

         c) Pay all applicable claim maintenance recording fees as part of the property maintenance requirements.

GOLDSTRIKE INC.
(A Nevada Corporation)
(An Exploration Stage Company)
Notes to Financial Statements
June 30, 2004
(In U.S. Dollars)
(Unaudited)
--------------------------------------------------------------------------------

Note 4.  CAPITAL STOCK

         a) Authorized: 75,000,000 common shares with a par value of $0.001 per share.

         b) Issued and outstanding common shares as at June 30, 2004, are as follows:


                                                                         Additional
                                                  Number of     Par       Paid-in
                                                   Shares       Value      Capital    Total
                                                 ----------     ------    --------    -----
              issuance for mineral properties       50,000    $     50              $     50
              isuance for cash                   3,250,000       3,250      28,250    31,500
                                                 ---------      ------     -------   -------
              Balance, June 30, 2004             3,300,000    $  3,300   $  28,250  $ 31,550
                                                 =========      ======     =======   =======

Note 5.  INCOME TAXES

           There is a loss of $22,856 carried forward that may be applied towards future profits. No deferred income taxes are recorded as an asset. A reserve has been claimed that offsets the amount of tax credit available from use of the loss carry forward because there is presently no indication that this tax loss will be utilized.

Note 6.  FINANCIAL INSTUMENTS

           Goldstrike's financial instruments consist of cash, account receivable, and accounts payable. It is management's opinion that Goldstirke is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial statements approximates their carrying values.

Note 7.  PENSION AND EMPLOYMENT LIABILITIES

           Goldstrike  does  not  have  liabilities  as at June  30,  2004,  for
           pension,   post-employment  benefits  or  post-retirement   benefits.
           Goldstrike does not have a pension plan.

             Changes In And Disagreements With Accountants

We have had no changes in or disagreements with our accountants.

                              Available Information

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Until ______________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     Part II


                Information Not Required In The Prospectus

Indemnification Of Directors And Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

  (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

  (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

  (3) a transaction from which the director derived an improper personal profit; and

  (4)  willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

  (1)   such indemnification is expressly required to be made by law;

  (2)   the proceeding was authorized by our Board of Directors;

  (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

  (4)   such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee         $      5.58
Transfer Agent Fees                                         $  1,000.00
Accounting fees and expenses                                $  7,000.00
Legal fees and expenses                                     $ 10,000.00
Edgar filing fees                                           $  1,500.00

                                                            -----------
Total                                                       $ 19,505.58
                                                            ===========

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Recent Sales Of Unregistered Securities

We completed an offering of 2,000,000 shares of our common stock at a price of $0.008 per share to a total of 15 purchasers on August 8, 2003. The total amount received from this offering was $16,000. We completed this offering pursuant to Regulation S of the Securities Act. Our president, Ken Cai, purchased 600,000 of the shares sold in this offering, while our secretary and treasurer, Yenyou Zheng, purchased 400,000 shares.


The other purchasers were as follows:

            Name of Purchaser                 Number of Shares
            -----------------                 ----------------

              Zhipong Cai                          162,500
              Chuanmei Deng                        162,500
              Zhiquan Cai                          162,500
              Zhibing Cai                          162,500
              Fongmei Yu                           162,500
              Sai Bao Li                           162,500
              Hang Pan                             162,500
              Tainying Zheng                       162,500
              Suran Liu                            162,500
              Bing Zhang                           162,500
              Lianke Zheng                         162,500
              Yufong Hu                            150,000
              Golden Dragon Capital Inc.            62,500

We issued 50,000 shares of our common stock issued to Mr. Leopold Lindinger, the vendor of the Goldstrike property, on June 30, 2003 pursuant to Section 4(2) of the Securities Act of 1933. We were able to rely upon this exemption since this issuance does not constitute a public offering of our shares.

We completed an offering of 250,000 shares of our common stock at a price of $0.03 per share to a total of 25 purchasers on September 18, 2003 as follows:

            Name of Purchaser                 Number of Shares
            -----------------                 ----------------

               James Ann                         10,000
               Ting Wang                         10,000
               Hai Lin Hu                        10,000
               Jian Cai                          10,000
               Bin Huang                         10,000
               Qiang Li                          10,000
               Howard X. Song                    10,000
               Sabrina Xia Zhang                 10,000
               Jie Yang                          10,000
               Xiuoing Shao                      10,000
               Xiaohua Qin                       10,000
               Alexander Chen                    10,000
               Jun Ma                            10,000
               Jianwei Hou                       10,000
               Zhenyong Gao                      10,000
               Hongli Zhang                      10,000
               Lijing Song                       10,000
               Allen Xie                         10,000
               James Zahn                        10,000
               Yuezhi Zhao                       10,000
               Lianmin Chen                      10,000
               Zhe Li                            10,000
               Steven Meyer                      10,000
               William Meyer                     10,000
               Marion Meyer                      10,000

The total amount received from this offering was $7,500. We completed this offering pursuant to Regulation S of the Securities Act.

With respect to each of the above offerings completed pursuant to Regulation S of the Securities Act, each purchaser represented to us that he was a non-U.S. person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented his or her intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends will be affixed to the stock certificates issued to each purchaser in accordance with Regulation S.

Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

                                    Exhibits
Exhibit
Number            Description

  3.1             Articles of Incorporation*
  3.2             Certificate Amending Articles of Incorporation*
  3.3             Bylaws*
  5.1             Legal opinion of Warren J. Soloski, with consent to use*
 10.1             Mineral Property Sale agreement dated
                  June 30, 2003*
 23.1             Consent of Moen & Company, Chartered Accountants
 23.2             Consent of Joseph E.L. Lindinger, B.Sc., Professional
                  Geologist**
 99.1             Bill of Sale Absolute**
 99.2             Location Map**


* Filed as an exhibit to the registration statement on Form SB-2 filed on December 31, 2003

** Filed as an exhibit to the amended registration statement on Form SB-2 filed on July 29, 2004.


The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; Notwithstanding the forgoing, any increase or decrease in Volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b)if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the
Securities Act may be permitted to our directors, officers andcontrolling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.


                                Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on October 5, 2004.

                                            Goldstrike Inc.

                                            By:/s/ Ken Cai
                                            ------------------------------
                                            Ken Cai, President, Chief
                                            Executive Officer and Director


                                Power of Attorney

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Ken Cai, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE               CAPACITY IN WHICH SIGNED             DATE


/S/ Ken Cai             President, Chief Executive    October 5, 2004
----------------------- Officer and Director
Ken Cai


/s/ Yenyou Zheng        Secretary, Treasurer,         October 5, 2004
----------------------- Principal Financial
Yenyou Zheng            Officer and Director